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                                                                   Exhibit 10.21

                               [MAXUS LETTERHEAD]


                                  May 11, 1995



TO:  W. Mark Miller


         RE:     AMENDMENT TO CHANGE IN CONTROL AGREEMENT


Dear Mark:

         As you know, a "Change in Control," for purposes of the Change in Control Agreement between you and Maxus Energy Corporation ("Maxus") dated December 1, 1991 (the "Agreement"), occurred on April 5, 1995. In conjunction with the Change in Control, Maxus has agreed to request executives to agree to a post-Change in Control "standstill" period with respect to their agreements. The purpose of the "standstill" period is to help facilitate an orderly transition in the management of Maxus following the Change in Control. As consideration for your agreeing to a "standstill" period, Maxus will protect any severance benefits that could be lost under the terms of the Agreement by your continued employment during this "standstill" period. Accordingly, Maxus is hereby requesting that you agree to the following amendments to your
Agreement:

         1. Maxus agrees to continue your employment at your current job, at your current rate of base pay and with employee plan benefits at the levels and on the terms currently provided to you until June 30, 1995, and you agree not to terminate your employment prior to July 1, 1995.

         2. If Maxus terminates your employment prior to July 1, 1995 for any reason other than for "Cause", as defined in the Agreement, it will pay you the severance compensation and benefits as set forth in the Agreement, without reduction with respect to the period of your continued employment following the date of the Change in Control.

         3. If you terminate your employment prior to July 1, 1995, you will not be entitled to any payments or benefits under the Agreement.

         4. The "Period of Employment", as defined in the Agreement, will be deemed for all purposes of the Agreement to commence on July 1, 1995.
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         5.      If you continue your employment with Maxus after June 30,
1995, the Agreement shall remain in full force and effect as originally written, except as amended by the terms of this letter.

         If you agree to this letter amendment to your Agreement, please promptly sign, date and return this letter to the undersigned. The enclosed copy is for your files.

                                                   Sincerely,

                                                   /s/ MARK J. GENTRY


                                                   Mark J. Gentry



AGREED TO THIS
19th DAY OF May, 1995


/s/ W. MARK MILLER
-----------------------
W. Mark Miller